UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2007

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	225 West Wacker Drive	60606
	Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2007, Morningstar, Inc. appointed Scott Cooley, 38, as chief financial officer, effective August 10, 2007.

Scott has been co-chief executive officer for Morningstar Australia and Morningstar New Zealand since 2006.  Scott joined Morningstar in 1996. Formerly the editor of Morningstar, Inc.’s flagship print product, Morningstar Mutual Funds, Scott was a senior manager for Morningstar’s U.S. web site, www.morningstar.com, and was the lead fund analyst for Fidelity, Vanguard, and Oakmark funds. Scott became chief executive officer for Morningstar Australia and Morningstar New Zealand in 2003 and then co-chief executive officer following the acquisition of Aspect Huntley in July 2006.  Before joining Morningstar, Scott was a bank examiner for the Federal Deposit Insurance Corporation (FDIC), where he focused on credit analysis and asset-backed securities. He has a bachelor’s degree in economics and social science and a master’s degree in history from Illinois State University.

As chief financial officer, Scott will receive an annual base salary of $225,000. Scott will be required to relocate to Chicago and will receive a $40,000 relocation allowance.  In addition, Scott will participate in the Morningstar 2004 Stock Incentive Plan and the Morningstar Incentive Plan, at levels commensurate with his new position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 27, 2007	By:	/s/ RICHARD E. ROBBINS
	Name:	Richard E. Robbins
	Title:	General Counsel